Exhibit 99.1

800 Second Avenue New York, NY 10017	Tel 212 262 6300 Fax 212 697 0910

For:	Authentidate Holding Corp.

Contact:	Todd Fromer / Michael Cimini
KCSA Worldwide
(212) 896-1215 / (212) 896-1233
tfromer@kcsa.com / mcimini@kcsa.com

Authentidate Holding Corp. Announces Fiscal 2006

Second Quarter Results

BERKELEY HEIGHTS, N.J., February 9, 2006 – Authentidate Holding Corp. (Nasdaq: ADAT) today announced financial results for the fiscal 2006 second quarter ended December 31, 2005.

Total revenue in the quarter was $4,210,835 versus $4,761,727 in the second quarter of fiscal 2005. The company’s core Security Software Solutions Segment reported sales of $1,253,175 in the fiscal 2006 second quarter compared to $1,108,686 in the year-earlier period, an increase of 13%.

Authentidate’s Document Solutions Segment reported sales of $1,707,792 in the fiscal 2006 second quarter versus $1,803,795 in the year-earlier period. Second quarter sales in the Systems Integration Segment totaled $1,249,868 compared to $1,849,246 in the prior year.

Net loss in the fiscal 2006 second quarter was $3,555,199, or $0.10 per diluted share, compared to a net loss of $4,920,116, or $0.15 per diluted share, in the year-earlier period. Net loss for the fiscal 2006 second quarter includes the effect of a new accounting requirement for the expensing of stock options totaling $601,351. The company’s net loss in the fiscal 2005 second quarter includes expense items such as severance and stock-based consulting fees totaling $1,883,348, or $0.06 per diluted share.

Suren Pai, Chief Executive Officer of Authentidate, said, “We continue to invest in our content authentication technology and look for opportunities to offer new products and services. During the second quarter, we introduced the CareFax™ application and signed our first agreement with American HomePatient, one of the largest home medical equipment providers in the U.S., to help streamline its paper-based reimbursement processes and improve auditability. We are encouraged by the early market response to this unique application targeted at healthcare providers, payors and suppliers.”

As of December 31, 2005, the company’s cash and marketable securities was $52,471,116. Total deferred revenue at the end of the fiscal 2006 second quarter was $1,822,308.

“Authentidate’s strong balance sheet, and our growing capabilities to create and deliver scalable applications, enable the execution of our growth strategy,” Pai concluded. “We are pleased with our progress to date. Going forward, our plan is to aggressively rollout CareFax, while we continue to invest in developing new applications to drive future growth.”

About Authentidate Holding Corp.

Authentidate Holding Corp. (AHC) is the holding company which operates its software and services businesses in three segments: the Security Software Solutions Segment (fka Authentidate Segment, including Authentidate, Inc., Trac Medical Solutions, Inc. and Authentidate International AG), the Document Management Solutions Segment (fka Docstar Division) and the Systems Integration Segment (fka DJS).

The Company is a worldwide provider of secure enterprise workflow management solutions that incorporate its proprietary and patent pending content authentication technology. Authentidate’s offerings include the United States Postal Service® Electronic Postmark® Service (USPS® EPM®), electronic signing solutions, and electronic forms processing solutions. Authentidate also provides secure document management solutions, and enterprise network security products and services. For more information, visit the company’s website at http://www.Authentidate.com.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the Company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company’s ability to implement its business plan for various applications of its technologies, related decisions by the USPS, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

Tables follow:

Authentidate Holding Corporation and Subsidiaries

Consolidated Balance Sheets

	December 31, 2005	June 30, 2005
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$20,071,116	$6,429,210
Restricted cash	660,096	141,947
Marketable securities	32,400,000	56,075,000
Accounts receivable, net of allowance for doubtful accounts of $466,195 and $406,877 at December 31, 2005 and June 30, 2005, respectively	3,364,891	3,230,822
Due from related parties	679	682
Inventories	478,482	303,678
Prepaid expenses and other current assets	1,028,867	478,159
Total current assets	58,004,131	66,659,498
Property and equipment, net	3,869,250	3,878,750
Other assets
Software development costs, net of accumulated amortization of $1,849,228 and $1,758,200 at December 31, 2005 and June 30, 2005	1,411,742	411,775
Goodwill	7,340,736	7,340,736
Other intangible assets, net	595,661	663,397
Investment in affiliate	750,000	750,000
Other assets	4,449	4,449
Total assets	$71,975,969	$79,708,605
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$1,178,280	$1,336,840
Accrued expenses and other current liabilities	2,224,967	2,739,553
Deferred revenue	1,577,308	2,059,427
Current portion of obligations under capital leases	13,342	23,903
Current portion of long-term debt	—	48,000
Line of credit	420,934	429,756
Income taxes payable	33,159	15,743
Total current liabilities	5,447,990	6,653,222
Long-term deferred revenue	245,000	446,250
Other long-term accrued liabilities	23,839	243,520
Obligations under capital leases, net of current portion	1,123	3,909
Total liabilities	5,717,952	7,346,901
Commitments and contingencies
Shareholders’ equity
Preferred stock $.10 par value, 5,000,000 shares authorized
Series B - 28,000 shares issued and outstanding at December 31, 2005 and June 30, 2005	2,800	2,800
Common stock, $.001 par value;
75,000,000 shares authorized, 34,399,161 issued and outstanding at December 31, 2005 and June 30, 2005	34,399	34,399
Additional paid-in capital	161,741,253	160,488,500
Accumulated deficit	(95,439,761)	(88,100,574)
Accumulated comprehensive loss	(80,674)	(63,421)
Total shareholders’ equity	66,258,017	72,361,704
Total liabilities and shareholders’ equity	$71,975,969	$79,708,605

Authentidate Holding Corporation and Subsidiaries

Consolidated Statement of Operations

(Unaudited)

	For the three months ended		For the six months ended
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004

Net sales
Products	$3,916,490	$4,352,382	$7,889,604	$7,695,843
Services	294,345	409,345	624,767	728,282
Total net sales	4,210,835	4,761,727	8,514,371	8,424,125
Cost of sales
Products	1,521,380	2,297,402	3,548,661	4,125,881
Services	141,950	195,727	290,909	327,033
Total cost of sales	1,663,330	2,493,129	3,839,570	4,452,914
Gross profit	2,547,505	2,268,598	4,674,801	3,971,211
Selling, general and administrative expenses	5,844,240	6,962,081	11,469,039	11,171,438
Product development expenses	817,399	600,073	1,597,303	1,301,347
Total operating expenses	6,661,639	7,562,154	13,066,342	12,472,785
Loss from operations	(4,114,134)	(5,293,556)	(8,391,541)	(8,501,574)
Other income (expense)
Interest and other income	559,973	381,054	1,090,680	689,732
Interest expense	(1,038)	(4,615)	(3,325)	(8,813)
	558,935	376,439	1,087,355	680,919
Loss before income taxes	(3,555,199)	(4,917,117)	(7,304,186)	(7,820,655)
Income tax (expense) benefit	—	(2,999)	—	(5,550)
Net loss	$(3,555,199)	$(4,920,116)	$(7,304,186)	$(7,826,205)
Per share amounts
Basic and diluted loss per common share	$(.10)	$(.15)	$(.21)	$(.23)